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Independent auditors' consent
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The board and shareholders
IDS Managed Allocation Fund:

The board of trustees and unitholders
Growth and Income Trust:
  Total Return Portfolio

We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.


                                                      /s/ KPMG Peat Marwick LLP

                                                      KPMG Peat Marwick LLP

Minneapolis, Minnesota
November 25, 1997